Exhibit 10.1

                   JANICE KLETTNER - SUMMARY EMPLOYMENT TERMS

     o Annual Base Salary: $275,000 annually, payable in bi-weekly installments.

     o Sign on payment: $50,000 to be paid in a lump sum during first month of employment. This payment will be subject to tax withholding.

     o Annual Incentive: Eligible to participate in the ITT Industries annual executive incentive program for performance year 2006 according to the approved parameters of the plan. Standard bonus will be calculated at 40% of base salary. This discretionary bonus program is based on company and individual performance. Approved bonus awards for performance year 2006 will be payable in March 2007.

     o Eligible to participate in the ITT Industries Long Term Incentive Award Program for 2006. Total target long-term incentive award of $325,000 for 2006 comprised as follows:

     o One half of total award in the form of a $162,500 target award under the ITT Industries 1997 Long-Term Incentive Plan (the "1997" Plan). The measurement period for this award will be January 1, 2006 through December 31, 2008. Payment, if any, will be made in January, 2009. The ultimate value of this award will be determined based on ITT Industries' Total Shareholder Return (TSR) relative performance as measured against the S&P Industrials, in accordance with the terms of the 1997 Plan, administrative rules and award documents.

     o One-fourth of total award, 1,527 shares ($81,250), will be in the form of ITT Industries restricted stock award under the ITT Industries 2003 Equity Incentive Plan ("the 2003 Plan"), granted May 19, 2006. These shares are subject to a three-year period of restriction, subject to continued employment and the terms of the 2003 Plan.

     o One-fourth of total award, 6,165 options ($81,250), will be in the form of a non-qualified stock option award under the 2003 Plan. The option exercise price will be the closing price of ITT Industries common shares on May 19, 2006. These options vest in one-third cumulative annual installments and expire seven years from date of grant, subject to continued employment and terms of the Plan.

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     o    Benefits Plans: Eligible for coverage under the various plans comprising the ITT Industries Salaried Benefits Program upon satisfaction of participation conditions.

     o    Salaried Medical Plan
     o    Salaried Dental Plan
     o    Salaried Life Insurance Plan
     o    Salaried Group Accident Insurance Program
     o    Salaried Investment and Savings Plan
     o    Salaried Short-Term Disability Plan
     o    Salaried Long-Term Disability Insurance Plan
     o    Salaried Retirement Plan
     o    Life Plus Program
     o    Long-Term Care Plan
     o    Flexible Spending Account Plan
     o Vacation: Paid vacation under the ITT Industries Headquarters vacation policy.

As an at will employee, terms and conditions of employment are governed by standard ITT Industries policy.